SMARTE SOLUTIONS, INC.

March 1, 2002

From: Mark Eshelman

To: Board of Directors of Smarte Solutions, Inc.

Pursuant to the Executive Employment Agreement between myself and Smarte Solutions, Inc. (Employment Agreement) I request approval of the following business activities outside of my role as Executive Vice President of the Company, as defined in paragraph 1a and other paragraph of the Employment Agreement:

Stock ownership:

I have or may obtain an ownership stake of 5% or more in the following companies:

Ray Cook Golf, Inc.

Board Involvement:

I have or may retain a seat or serve on the Board of Directors of the following companies:

Ray Cook Golf, Inc.

Business Involvement:

I have or may have a business relationship with the following companies so long as I do not hold a fulltime position and any association does not effect my full time position at Smarte Solutions:

Ray Cook Golf, Inc.

We are in agreement that the involvements listed above shall not constitute a breach or violation of the terms of the Executive Employment Agreement so long as such continued participation shall not materially conflict with my performance as an employee of the Company in accordance with the terms and provisions of the SSI Executive Employment agreement.

We hereby agree to the above by our signatures below:

By: /s/ BALA VISHWANATH

By: /s/ MICHAEL SHAPIRO

Bala Vishwanath

            Michael Shapiro

Chairman

Board Member